UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Space Exploration Technologies Corp.
(Exact Name of Registrant as Specified in Its Charter)

Texas	01-0627671
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Rocket Road Starbase, Texas	78521
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, par value $0.001 per share	Nasdaq Texas, LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act andis effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, checkthe following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-296070
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered
The securities to be registered hereby are shares of Class A common stock, par value $0.001 per share (the “ Class A common stock”), of Space Exploration Technologies Corp. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-296070) initially filed with the U.S. Securities and Exchange Commission on May 20, 2026 (as amended from time to time, the “Registration Statement”). The description of the Class A common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits
In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed as part of this registration statement because no securities of the Registrant other than the Class A common stock are registered on Nasdaq Texas, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Space Exploration Technologies Corp.

By:	/s/ Bret Johnsen
Name: Title:	Bret Johnsen Chief Financial Officer
Date: June 10, 2026